Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bowman Consulting Group Ltd. 2021 Omnibus Equity Incentive Plan and the Bowman Consulting Group Ltd. 2021 Employee Stock Purchase Plan of our report dated March 15, 2023, with respect to the consolidated financial statements of Bowman Consulting Group Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

May 17, 2023